OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number:3235-0060 Expires:August 31, 2012 Estimated average burden hours per response5.0
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           June 3, 2010

                                                                                                                  American Church Mortgage Company
(Exact name of registrant as specified in its charter)

           Minnesota                                                                                  33-87570                                                                                                  41-1793975
(State or other jurisdiction                                                                (Commission                                                                                        (IRS Employer
of incorporation)                                                                     File Number)                                                                                     Identification No.)

         10237 Yellow Circle Drive, Minnetonka, MN                                                                                                                                            55343
(Address of principal executive offices)                                                                                                                                                         (Zip Code)

Registrant’s telephone number, including area code       (952) 945-9455

 ____________________________________________________________________________________________________________
                                                                            (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 3, 2010, American Church Mortgage Company (the “Company”) held its 2010 annual meeting of shareholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All four of the Company’s nominees for director as listed in the Company’s 2010 proxy statement were elected with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Votes “WITHHELD”	Broker Non-Votes
Philip J. Myers	1,146,837	61,006	165,844
Kirbyjon H.Caldwell	1,153,304	54,439	165,844
Dennis J. Doyle	1,153,554	54,289	165,844
Michael G. Holmquist	1,154,554	53,289	165,844

Proposal 2: The proposal to appoint Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the following vote:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes
1,287,302	29,005	57,380	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company

Date: June  3, 2010
By /s/ Scott J. Marquis
    Chief Financial Officer

5268526v1